Exhibit 23.2

                          CONSENT OF GRANT THORNTON LLP


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated January 27, 2006, except for Note O, as to which the date is February 16, 2006 accompanying the consolidated financial statements of United Financial Bancorp, Inc. and subsidiary appearing in the 2005 Annual Report of United Financial Bancorp, Inc. on Form 10-K for the year ended December 31, 2005 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

                                                    /s/ Grant Thornton LLP

Boston, Massachusetts
October 23, 2006